Sub-Item 77C
Matters Submitted to a Vote of Security Holders
333-207814, 811-23112
A Special Meeting of Shareholders of the Funds was held on March 17, 2017 and adjourned and reconvened on April 6, 2017 and April 18, 2017. At the meetings, the following matter was voted on and approved by the Shareholders. Each whole or fractional vote reported represents one whole or fractional dollar of net asset value held on the record date for the meetings. The results of the Special Meeting of Shareholders are noted below.
Proposal 1
To approve a new investment advisory agreement.


Fund Name: Janus Small Cap Growth Alpha ETF
Number of Votes ($)
Record Date Votes($): 6,270,080.000
Affirmative: 3,118,464.640
Against/Withhold: 138,904.00
Abstain: 161,966.720
Broker Non-votes: 0.000

Fund Name: Janus Small Cap Growth Alpha ETF
Number of Votes ($)
Record Date Votes($): 12,827,820.000
Affirmative: 6,044,583.660
Against/Withhold: 64,107.190
Abstain: 404,459.250
Broker Non-votes: 0.000


Fund Name: Janus Velocity Tail Risk Hedged Large Cap ETF
Number of Votes ($)
Record Date Votes($): 12,827,820.000
Affirmative: 6,044,583.660
Against/Withhold: 64,107.190
Abstain: 404,459.250
Broker Non-votes: 0.000

Fund Name: Janus Velocity Volatility Hedged Large Cap ETF
Number of Votes ($)
Record Date Votes($): 43,834,000.000
Affirmative: 24,136,002.320
Against/Withhold: 162,686.760
Abstain: 321,491.080
Broker Non-votes: 0.000

Fund Name: The Obesity ETF
Number of Votes ($)
Record Date Votes($): 2,257,000.000
Affirmative: 1,121,300.170
Against/Withhold: 0.000
Abstain: 32,162.250
Broker Non-votes: 0.000

Fund Name: The Health and Fitness ETF
Number of Votes ($)
Record Date Votes($): 2,528,000.000
Affirmative: 2,112,497.920
Against/Withhold: 0.000
Abstain: 65,020.160
Broker Non-votes: 0.000

Fund Name: The Long-Term Care ETF
Number of Votes ($)
Record Date Votes($): 4,726,000.000
Affirmative: 2,402,887.440
Against/Withhold: 34,570.690
Abstain: 339,279.540
Broker Non-votes: 0.000

Fund Name: The Organics ETF
Number of Votes ($)
Record Date Votes($): 2,486,000.000
Affirmative: 1,022,442.080
Against/Withhold: 14,891.140
Abstain: 208,127.920
Broker Non-votes: 0.000